UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROGENICS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 8, 2019, Progenics Pharmaceuticals, Inc. (the “Company”) issued a press release (the “Press Release”) encouraging all shareholders to vote online or by telephone by following the easy instructions on the WHITE proxy card in connection with the Company’s upcoming 2019 Annual Meeting of Shareholders, scheduled for July 11, 2019.

The full text of the Press Release follows:

Progenics Urges Shareholders to Vote Today “FOR” the Highly Qualified Director Candidates on the WHITE Proxy Card

The Progenics 2019 Annual Meeting is July 11, 2019

NEW YORK, July 8, 2019 – Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX), an oncology company developing innovative targeted medicines and artificial intelligence to find, fight and follow cancer, encourages all shareholders to vote today “FOR” all of the Board’s highly qualified and engaged nominees online or by telephone by following the easy instructions on the “WHITE” Proxy Card.

Progenics’ 2019 Annual Meeting is just a few days away, and will be held on Thursday, July 11, 2019. It is imperative that shareholders vote as soon as possible. All shareholders’ votes are extremely important, no matter how many shares they own.

VOTE “FOR” ALL OF THE BOARD’S NOMINEES ON THE WHITE PROXY CARD TODAY

The Board unanimously recommends the election of Peter Crowley, Mark Baker and Michael Kishbauch, all of whom have played an instrumental role in the creation and development of the Company’s strategy that has resulted in key advancements in our oncology pipeline, and continue to be critical to Progenics’ long-term success. Here are the facts:

✔

Progenics is achieving significant progress in advancing life-saving treatments for cancer. Progenics is making progress on its strategy and is working diligently to advance its pipeline and make a difference in the lives of patients. The Board and management team have been integral to the successful development and execution of the Company’s strategic business plan, which has now delivered the first commercial sale of AZEDRA.

✔

Progenics’ Board has the right expertise and is best-positioned to hold management accountable and guide the Company to long-term success. The Board is and has been central to the successful implementation of Progenics’ strategy, and is committed to enhancing value for all shareholders. The removal of any of the Board’s directors would risk derailing the Company at a key inflection point.

✔

Progenics is a disciplined investor, committed to maintaining an efficient cost structure and executing a prudent capital allocation strategy by focusing on accretive strategic investments that will allow the Company to fully integrate its operations and increase alignment with commercial launch initiatives. The Board has invested significant time and resources to position the Company to effectively take advantage of market opportunities and produce sustainable returns for shareholders.

✔

Velan Capital, L.P. (“Velan”) is attempting to derail our significant progress and ultimately to gain control of the Board at the expense of ALL Progenics shareholders. The addition of any of Velan’s candidates – all of whom are interconnected through a web of past experiences and some of whom are associated with unlawful pricing practices – will introduce substantial risk to shareholders and key constituencies. Velan has demonstrated its lack of understanding of and commitment to Progenics’ business on multiple occasions, and its candidates lack the requisite experience to contribute effectively to the Board. The Company is at a crucial moment of growth that calls for an experienced Board with a clear commitment to ESG principles.

✔

The Company’s Board has made a good faith effort to reach a compromise with Velan on multiple occasions to find a mutually agreeable solution that balances Velan’s position as a shareholder owning nearly 10 percent of the Company. Despite Velan’s invalid nominations, the Board interviewed its proposed candidates in the spirit of good governance. The Board proposed multiple solutions that would have given Velan Board representation, while ensuring the Board has the requisite experience and no association with price gouging or other ESG concerns. Despite Progenics’ repeated settlement overtures and flexibility in its settlement proposals, Velan has insisted on terms to position it for immediate control, notwithstanding Velan’s failure to present nominees for the Board in a valid manner. The Board continues to be open to reaching a constructive settlement with Velan.

✔

Leading independent proxy advisory firms Glass Lewis and Egan-Jones endorse Progenics’ directors and recommend that shareholders vote on Progenics’ WHITE card for ALL of the Company’s directors. In its June 28th report, Glass Lewis states “…we are ultimately inclined to suggest the bulk of the issues in question here, including those related to shareholder returns, pipeline development and aggregate corporate governance, tilt toward the perspectives promulgated by the board. We further emphasize that the Dissident [Velan] has, to date, offered no alternative strategies or plans despite its clear attempt to turn over a bulk of the board in favor of its own nominees, several of which are directly employed by or otherwise affiliated with Velan.” In its July 3rd report, Egan-Jones states, “In our view, the skills and qualifications of the Board are paramount in the Company’s current business phase. We believe there is a valid ground to re-elect Messrs. Crowley and Kishbauch given the diverse expertise both in financial and operational aspects. We believe that the current Board and management are in the right track in working towards the maximization of shareholder value and that any disruption or alteration to the Board’s current composition would be detrimental in the execution of its strategies.”[1]

TIME IS SHORT – PROTECT THE VALUE OF YOUR INVESTMENT AND FUTURE UPSIDE BY VOTING

“FOR” ALL OF PROGENICS’ NOMINEES TODAY BY TELEPHONE OR BY INTERNET TO ENSURE THAT

YOUR SHARES ARE REPRESENTED AT THE JULY 11TH ANNUAL MEETING

The Progenics Board unanimously recommends that shareholders vote on the WHITE proxy card “FOR” ALL of Progenics’ Experienced Director Nominees.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you need assistance voting your shares, please contact Progenics’ proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885 or proxy@mackenziepartners.com.

About PROGENICS

Progenics is an oncology company focused on the development and commercialization of innovative targeted medicines and artificial intelligence to find, fight and follow cancer, including: therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (PyL™ and 1404); and imaging analysis technology (aBSI and PSMA AI). Progenics has two commercial products, AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy; and RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies Inc.

Forward Looking Statements

This press release contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication and include statements regarding Progenics’ strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the costs and management distraction attendant to a proxy contest; market acceptance for approved products; the risk that the commercial launch of AZEDRA may not meet revenue and income expectations; the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs; the inherent uncertainty of outcomes in the intellectual property disputes such as the dispute with the University of Heidelberg regarding PSMA-617; our ability to successfully develop and commercialize products that incorporate licensed intellectual property; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the Securities and Exchange Commission (the “SEC”), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1 Permission to use quotations neither sought nor obtained

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this press release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the company’s SEC filings.

Important Additional Information and Where to Find It

Progenics has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. Progenics’ shareholders are strongly encouraged to read the definitive proxy statement (including any amendments or supplements thereto) and the accompanying WHITE proxy card because they contain important information. Shareholders may obtain copies of Progenics’ 2019 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Progenics with the SEC in connection with its 2019 Annual Meeting of Shareholders when they become available and for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge in the Investors section of Progenics’ website at www.progenics.com.

Certain Information Regarding Participants

Progenics, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from shareholders in connection with Progenics’ 2019 Annual Meeting of Shareholders. Information regarding these participants, including their respective direct or indirect interests by security holdings or otherwise, is set forth in the definitive proxy statement for Progenics’ 2019 Annual Meeting of Shareholders, which can be obtained free of charge from the sources indicated above.

Investor Contact

Melissa Downs

Investor Relations

(646) 975-2533

mdowns@progenics.com

Additional Investor Contact

Bob Marese / David Whissel

MacKenzie Partners, Inc.

(212) 929-5500

Media Contact

Michael Freitag / James Golden / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449